UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2005

GENTA INCORPORATED
 (Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635	33-0326866
(Commission File Number)	(IRS Employer Identification No.)

Two Connell Drive Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Genta Incorporated (NASDAQ: GNTA) announced on September 16, 2005 the appointment of Mr. Richard J. Moran, CPA, as Senior Vice-President and Chief Financial Officer to succeed Mr. William Keane who is resigning his position effective September 23, 2005. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Genta Incorporated announced September 16, 2005 the appointment of Mr. Martin Driscoll and Mr. Christopher Parios to the Company’s Board of Directors. In addition, the Company announced the resignation of Mr. Michael Weiss from the Board. The press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 8.01 Other Events.

Genta Incorporated issued a press release on September 16, 2005 announcing the appointment of Mr. Richard J. Moran, CPA, as Senior Vice-President and Chief Financial Officer to succeed Mr. William Keane who is resigning his position effective September 23, 2005. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Genta Incorporated issued a press release September 16, 2005 announcing the appointment of Mr. Martin Driscoll and Mr. Christopher Parios to the Company’s Board of Directors. In addition, the Company announced the resignation of Mr. Michael Weiss from the Board. The press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated September 16, 2005
99.2	Press Release dated September 16, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date:	September 16, 2005	By:	/s/ William P. Keane

			Name:	William P. Keane
			Title:	Senior Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description	Sequentially Numbered Page

99.1	Press Release dated September 16, 2005
99.2	Press Release dated September 16, 2005